Exhibit 10.4
FOURTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Credit and Security Agreement is entered into as of January 14, 2010, by and between Tier Technologies, Inc., a Delaware corporation, (successor to Tier Technologies, Inc. and EPOS Corporation, by statutory merger) and Official Payments Corporation, a Delaware corporation ("Borrower") and City National Bank, a national banking association ("CNB").

RECITALS

A.Borrower and CNB are parties to that certain Amended and Restated Credit and Security Agreement, dated as of March 6, 2006, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of March 20, 2007, that certain Second Amendment to Amended and Restated Credit and Security Agreement dated as of September 20, 2007, that certain Third Amendment to Amended and Restated Credit and Security Agreement dated as of September 15, 2008 and that certain Renewal Letter:  Short Clear Extension of Termination Date dated September 28, 2009  (the Credit and Security Agreement, as herein amended, hereinafter the "Credit Agreement").

B.Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.    Definitions.  Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.    Amendments.  The Credit Agreement is amended as follows:

2.1	Sections 1.17 and 2.2 of the Credit Agreement are amended in their entirety to provide as follows:

"1.17    `Termination Date' means January 31, 2011.  Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3; the date of any such termination will become the Termination Date as that term is used in this Agreement."

2.2       `Letter of Credit Facility' CNB will, at the request of Borrower, at any time up to, and including the Termination Date, issue Letters of Credit for the account of Borrower.  The aggregate face amount of outstanding Letters of Credit will not at any time exceed $5,000,000.00 (the “Letter of Credit Commitment”)."

3.    Existing Agreement.  Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.    Conditions Precedent.  This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

4.1	CNB shall have received this Amendment duly executed by Borrower.

5.    Counterparts.  This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.    Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"

Tier Technologies, Inc., a
Delaware corporation

By:  /s/ Ronald W. Johnston
        Ronald W. Johnston
        Senior Vice President/Chief Financial Officer

Official Payments Corporation, a
Delaware corporation

By:  /s/ Ronald W. Johnston
        Ronald W. Johnston
        Senior Vice President/Chief Financial Officer

"CNB"

City National Bank, a national
banking association

By:  /s/ Sascha Anderson
        Sascha Anderson
        Vice President